Exhibit 10.3

Working Capital Loan Contract for Bank of Chongqing
(English Translation)

Party A (Creditor): Guiyang Sub-branch (Branch /Section), Bank of Chongqing Co., Ltd.

Party B (Borrower): Qian Xi Nan Aosen Forestry Company, Limited

Bank of Chongqing Co., Ltd.

Working Capital Loan Contract for Bank of Chongqing

Contract No.:(2011) (Chong Yin Qian Dai) No.0577

Party A (Creditor): Guiyang Sub-branch (Branch /Section), Bank of Chongqing Co., Ltd.
Address: No.1, 2 and 3, Shengshihuating, No.51, Jiefang Road, Nanming District, Guiyang
Tel.: 0851-8577397 Fax: 0851-8577377
Director: Huang Changsheng Position: Sub-branch Manager

Party B (Borrower): Qian Xi Nan Aosen Forestry Company, Limited.
Address: Hexin Village, Dingxiao Town, Xingyi
Tel.: 0851-5855580-8040 Fax: 0851-5525598
Director: Bai Yulu Position: Executive Director

Whereas Party B applies for a loan from Party A and Party A agrees to grant a loan to Party B after examination, both parties hereby enter into this Loan Contract after negotiation in accordance with the relevant laws, regulations and rules of PRC, and shall abide by all provisions of the Contract.

Article 1: Contents of Loan

1. Amount of Loan (Currency: RMB) : RMB twenty million ( in words)
2. Term of Loan: from June 29, 2011 to June 28, 2012.

The computation method for the term of loan is as follows: the term of loan shall begin as of the practical origination date. The practical origination and due date of the loan shall be the date stated on the indebtedness certificate between Party A and Party B, which shall be equally legally effective with the Contract as an attachment to the Contract.

3. Interest Rate and Adjustment

The benchmark interest rate of the corresponding grade of the People’s Bank of China hereunder is 6.31% . Both parties agree that the interest rate of the Contract is calculated at 20% (upwards) or / % (downwards) from the benchmark interest rate. The practical interest rate hereunder is 7.572%.

After the signature of the Contract, in case PBC adjusts the above-mentioned benchmark interest rate, the practical interest rate hereunder shall:
[  ] Not be adjusted

[  ] Automatically float on the new benchmark interest rate as specified in this Article; the adjusted practical interest rate shall apply from the second day to the first interest settlement day after the interest rate adjustment date. The interest shall accrue from the application day according to the practical interest rate.

[X] Automatically float on the new benchmark interest rate as specified in this Article; the adjusted practical interest rate shall apply from the interest rate adjustment date. The interest shall accrue from the application day according to the practical interest rate.

In case the practical interest rate hereunder changes, the overdue interest rate and penalty interest rate shall change correspondingly, apply simultaneously with the practical interest rate and be calculated by installment.  Both parties don’t need to sign agreement for the interest rate adjustment as specified herein. Neither party shall obtain the consent of the other, nor notify the guarantor or gain his/her consent.

4. Purpose of Loan: circulating and turnover.

5. Guarantee of Loan

The loan guarantee method hereunder is: (tick in the option)

[X] Mortgage, the guarantor shall sign a Mortgage Contract with Party A. [the details can be found in (2011) (Chong Yin Qian Di) No.0578 “Mortgage Contract for Bank of Chongqing”].

[X]  Guarantee, the guarantor shall sign a Guarantee Contract with Party A. [the details can be found in (2011) (Chong Yin Qian Bao) No.0579 “Guarantee Contract for Bank of Chongqing”].

[  ] , the guarantor shall sign a Contract with Party A. [the details can be found in (__ ) (__) No. “ ”].

[  ] Others ________________________________________________________________________________________________

Article 2 Origination and Payment of Loan

1. Where Party A requires a guarantee for the Contract (the loan hereunder), the following requirements shall be met before the loan origination:

(1) Where the loan guarantee hereunder is suretyship, the Suretyship Contract shall be effective.

(2) Where the loan guarantee hereunder is mortgage, the Mortgage Contract shall be effective and the mortgage registration procedures have been handled.

(3) Where the loan guarantee hereunder is pledge, the Pledge Contract shall be effective and the pledge (right) registration procedures have been handled or the pledge (right certificate) has been submitted to Party A.

(4) Where the loan guarantee hereunder is in other forms, the guarantee has been effective and can defend against the claims of third party.

If Party A requires the guarantee hereunder in multiple forms including suretyship and mortgage etc, the multiple forms of guarantee shall simultaneously meet the abovementioned conditions.

2. The origination method of the loan to Party B shall be

[X] Origination once for all

[  ] Origination by installment as specified on the 《indebtedness certificate》 . The due dates after the first installment (not included) shall be the same with the due date of the fist installment.

3. In the origination of loan, indebtedness certificate shall be filled as specified herein.

4. Payment and use of Loan Capital

The payment of the loan capital shall be managed and controlled by Party A. Party B shall submit the relevant information proving the use of capital compliant with the uses as specified herein. Party A agrees to pay after examination. The loan capital is paid:

[  ] Wholly in entrusted payment

[X] Partially in entrusted payment, and the entrusted paid part shall account for at least 80% of the loan.

[  ] Wholly independently

Entrusted payment means that Party confirms the use of loan is compliant with the uses specified herein, and directly pays the loan to the transaction party of Party B compliant with the uses specified herein in accordance with the《Payment Order》 (affixed with the seal of Party B) of Party B.

Independent payment means that after Party A originates the loan to the account of Party B, Party B pays the loan to the transaction party of Party B compliant with the uses specified herein. Party B shall provide in time the record and information on use of loan to Party A after payment, and regularly summarize and report the proofs on loan payment and compliant uses.

In case of independent payment, in any of the following circumstances, the loan shall be paid in entrusted payment by Party A:

1.____________________________________________

2.____________________________________________

3.____________________________________________

5. In case Party B’s credit condition deteriorates, profitability ability of main business weakens or the use of loan has any abnormality in the origination and payment of loan, Party A has right to adopt the following (one or more) measures: change the origination and payment conditions of the loan; change the payment method of the loan; stop the origination and payment of the loan.

Article 3 Interest Settlement of Loan

1. Interest shall accrue from the practical origination date in accordance with the practical amount and term of loan. Interest shall be settled as specified in the (1):

(1) settled monthly, and the settlement date is the 20th day every month.

(2) settled seasonally, and the settlement date is the 20th day of the last month every season.

(3) (3) Others:                  /                                        .

2. Party B shall pay the interest on every interest settlement day. Party B irrevocably authorizes Party A to directly deduct the interest from the account of Party B. In case Party B fails to duly pay the interest, Party A has right to charge compound interest on the unpaid interest. The compound interest rate shall be 50% upwards on the basis of the practical interest rate as specified in the Clause 3, Article 1 herein.

Article 4 Repayment of Loan

1. Party B shall repay all principal and interest of the loan on the due date; Where Party B fails to duly repay with justifiable reasons, Party B shall notify Party A in written form 1 month in advance and negotiate with Party A on the repayment issues.

2. Where Party B repays the loan in advance, Party B shall notify Party A 7 days in advance and obtain the consent of Party A. Where Party B repays the loan in advance, Party A may claim the loss to Party B on the corresponding interest of the part repaid in advance from the advance repayment date to the due date.

3. Party B irrevocably authorizes Party A to deduct all due principal and interest of the loan from the account of Party B.

4. Where Party A agrees repayment by installment by Party B, the repayment by installment by Party B shall be as follows: __________________________________________________________

Party B shall repay the loan in the following order; However, Party A keeps the right to change the order: (1) liquidated damages; (2) compensation damage; (3) compound interest; (4) penalty interest; (5) interest; (6) principal; (7) other payables.

Article 5 Penalty Interest of Loan

Where Party B fails to duly repay the principal and interest of the loan when the loan is due or due in advance, Party A has right to charge penalty interest and compound interest whose rates shall be 50% upwards on the basis of the practical interest rate as specified in the Provision 3, Article 1 herein.

Where Party B fails to use the loan as specified herein, Party A has right to charge penalty interest from the use change date. The penalty interest rate shall be 100% upwards on the basis of the practical interest rate as specified in the Provision 3, Article 1 herein.

Article 6 Advance Maturity of Loan

Any of the following circumstances shall be deemed as advance maturity of the loan. Party A has right to immediately take back all originated loan and stop originating the left part hereunder from the exact day when the violation is found.

1. Party B violates any obligation as specified herein, or refuses to perform the obligations hereunder by express statement or action.

2. Party B is forced or take the initiative to close down, reduce registered capital;

3. Party B’s loan project is cancelled or unable to continue;

4. Party B has financial loss due to major operational mistake;

5. Party B suffers from administrative sanction die to major illegal operational behavior;

6. Party B has division, merger, liquidation, reorganization, revocation, bankruptcy or dissolution etc;

7. Party B’s interest is overdue for over 1 month;

8. Party B fails to use the loan as specified herein or otherwise;

9. Party B violates other similar contracts signed with Party A or any third party, or has any lawsuit or arbitration due to dispute arising therefrom;

10. The guarantor breaches the related guarantee contract attached hereto, including but not limited to false guarantee information and procedures provided by the guarantor, and forced or voluntary close-down etc;

11. Party B fails to provide complete and real annual financial report; fails to maintain the financial indicators as required by the bank; fails to duly provide related transaction on over 10% of net assets.

12. Party B’s profit distribution exceeds certain proportion of net profit after tax without Party A’s consent.

13. Party B’s capital expenditure exceeds the proportion required by Party A;

14. Party B sells specific assets (mainly fixed assets), changes the liability provisions with other credit grantors, applies for credit to other credit grantors, mortgage assets to other creditors or credit grantors, settles other long-term liabilities in advance, conduct merger and acquisition, or provide extra liability guarantee for third party without Party A’s consent;

15. The document, information and data provided by Party B in loan application are proven false;

16. Party B fails to keep commitment, or Party B’s commitment is proven false;

17. Party B has any major cross default;

18. Other circumstances endangering or possibly endangering the safety of Party A’s loan.

Article 7 Party B’s Right

1. Party B has right to withdraw and use all loan as specified herein;

2. Party B has right to refuse any additional condition unspecified herein;

3. Party B has right to transfer liability to third party with Party A’s written consent.

Article 8 Party B’s Obligation and Promise

1. Provide authentic, complete and effective information and situation on account number and deposit and loan balance as required by Party A, and cooperate with Party A’s investigation, examination and check;

2. Cooperate with Party A on the payment management, after-loan management and related checks of the loan; accept Party A’s supervision on credit fund and related production, operation and financial activities, duly provide monthly financial statements and updates on registration to Party A, and not break the specified financial indicators;

3. Use the loan as specified herein, fully and duly repay the principal and interest of the loan as specified herein;

4. Party B shall gain Party A’s consent before wholly or partially transfer the liability hereunder to any third party, make external investment, substantially increase debt financing, or conduct merger, split or equity transfer;

5. Party B promises to duly notify Party A in written form where major adverse event that may influence its solvency ability occurs in the term of loan.

Article 9 Party A’s Right

1. Party has right to ask Party B to provide the information related to loan;

2. Party has right to ask Party B to duly repay the principal and interest of loan;

3. Party has right to get to know about Party B’s production, operation, financial activities and repayment plan;

4. Party has right to monitor Party B to use the loan as specified herein;

5. Party has right to directly deduct the principal and interest of loan from the account of Party B.

6. Where Party B fails to perform the obligations as specified herein, Party A has right to ask Party B to repay the loan in advance or stop paying Party B the unused loan;

7. Where Party B has major property title transfer, systematic change, transfer of liabilities or creditor’s right, Party A has right to ask Party B to pay off the principal and interest of the loan hereunder and all other related fees, assign all liabilities hereunder to an assignee who Party A agrees to accept, or provide the guarantee measures that Party A agrees to accept.

Article 10 Party A’s Obligation

1. Originate loan to Party B as specified herein;

2. Keep Party B’s financial, production and operational situation secret, unless otherwise specified legally;

Article 11 Disbursement Clause

1. Party B shall afford the fees occurred from credit investigation, check, notarization, witness and registration etc related hereto.

2. Party B shall afford any fee occurred from Party A’s collection of the loan due to Party B’s failure to repay the loan, including announcement, sending, and authentication fee, attorney fee, legal cost, travel expense, appraisal fee, auction fee, property preservation fee and enforcement fee etc.

Article 12 Party B shall open a settlement account in Party A, make settlement on economic transaction through this account, and Party B promises that Party A has right to collect the loan in advance according to Party B’s fund withdrawal situation.

Article 13 Liability for Breach of Contract

1. Where Party B violates the obligation as specified in Clause 1 and 2, Article 8 herein, Party A has right to stop originating the loan unused by Party B and collect all or part of the loan in advance;

2. Where Party B violates the obligation and promises as specified in Clause 3, Article 8 herein, Party A has right to charge penalty interest, stop originating the loan unused by Party B and collect all or part of the loan in advance;

3. Where Party B violates the obligation and promises as specified in Clause 4 and 5, Article 8 herein and thus causes any frustration of the liability hereunder, Party A has right to stop originating the loan unused and collect the originated loan in advance. Party A has right to wholly or partially claim to Party B for any loss on credit assets of Party A thus occurred;

4. Where Party B violates the provisions herein, Party A has right to raise the floating proportion of interest rate of the loan.

Article 14 Amendment and Termination of Contract

Both parties may amend or terminate the Contract through consultation. The contract amendment or termination agreement shall be in written form.

Article 15 Miscellaneous

1. In the effective term of the Contract, Party A’s any tolerance or grace on Party B’s any breach or delay behavior or Party A’s postponed execution of its rights and interest due herein shall not damage, influence or limit Party A’s any right and interest due as creditor in accordance with the Contract and related laws, shall not be deemed as Party A’s permission or consent on any violation of the Contract, or Party A’s waiver of the right to take actions against current or future breach behavior.

2. Where the Contract becomes legally ineffective or partially ineffective for whatever causes, Party B shall still perform all repayment obligations. In case of the above-mentioned situation, Party A has right to terminate the Contract and immediately collect the loan and other related amounts hereunder from Party B.

3. The notice of both parties related hereto shall be in written form.

Article 16 Party B’s Representations and Warranties

Party B has legal right to sign and perform the Contract, and its signature and performance of the Contract has gained full authorization of its Board or any other competent organization (if needed).

Party B promises that the application information provided to Party A is real, legitimate and effective and doesn’t include any major mistake incompliant with fact or omits any major fact.

Party B promises to notify Party A in written form within 10 days after any change of premises, correspondence address, contact number, scope of business, legal representative and name etc.

Party B has fully known and understood all provisions of the Contract. Signature of the Contract is the expression of both parties’ real intention.

Article 17 Law Application and Dispute Resolution

The Contract is formulated in accordance with the law of PRC, and shall be governed by the law of PRC. Where any dispute arises in the performance of the Contract, both parties shall have consultation or conciliation; where the consultation or conciliation fails, the dispute shall be resolved as specified in the following clause 1.

1. Lodge a lawsuit to the local people’s court of Party A.

2. Apply for arbitration to Chongqing Arbitration Committee.

3. Where Party B fails to perform or fails to fully perform the obligations specified herein after both parties have handled with the notarization with enforcement potency over the Contract, Party A has right to apply for enforcement certificate to the original notarial organization and apply for enforcement to competent people’s court with the original notarial deed and the enforcement certificate, Party B is willing to accept the enforcement of the people’s court.

4. ______________________________________________________________________________________________.

Article 18 Other issues agreed by both parties: ____________________________________________________________.

Article 19 The Contract is in four copies. Party A holds two copies, and Party B and the Guarantor holds one. All copies shall be equally legally effective.

Article 20 Party A has asked Party B to take notice to have a full and accurate understanding on the articles hereof, and has made corresponding explanations as required by Party B. Both parties have consistent understanding on the Contract.

Party A (Stamp): Director: (Or entrusted agent)	Party B (Stamp): Legal representative
(Or entrusted agent) Signature Date: June 29, 2011 Signature Place: Guiyang Sub-branch, Bank of Chongqing